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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              February 23, 2001

               (Date of Report/Date of earliest event reported)

                          UNIVERSAL FOODS CORPORATION

                   (d/b/a Sensient Technologies Corporation)

            (Exact name of registrant as specified in its charter)

         Wisconsin                      1-7626                  39-0561070
(State or other jurisdiction        (Commission File           (IRS Employer
      of incorporation)                 Number)              Identification No.)


                           777 EAST WISCONSIN AVENUE

                          MILWAUKEE, WISCONSIN 53202


             (Address and zip code of principal executive offices)

                                (414) 271-6755

             (Registrant's telephone number, including area code)

Item 5.  Other Events
         -------------

         On February 23, 2001, the Registrant sold substantially all of the assets of its Red Star Yeast & Products Division and all of the outstanding shares of stock owned by the Registrant in certain affiliated foreign companies engaged in the manufacture and sale of yeast and yeast products. The purchaser of these assets was SAF (USA) Corporation, a Delaware corporation and subsidiary of Lesaffre et Compagnie, a French company and leading producer of yeast and yeast extracts. Last year, the Registrant's Board of Directors approved a plan to dispose of the operations of its yeast business to focus attention on the Registrant's flavor and color businesses.
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The Registrant retained its interest in Minn-Dak Yeast Company, Inc., a North
Dakota corporation and manufacturer of yeast and yeast products, certain real estate and other assets. The Registrant will continue to provide marketing and other services to Minn-Dak Yeast Company, Inc.

In consideration for the assets sold in this transaction, the Registrant received $108.5 million in cash and assumption by SAF (USA) Corporation of certain liabilities of the Registrant. A small portion (less than two percent) of the purchase price was placed in escrow pending the transfer of certain of Registrant's foreign subsidiary investments including the resolution of applicable rights of first refusal.

     A copy of the related press release announcing this transaction is filed as
Exhibit 99.1 to this Current Report on Form 8-K, and a copy of the press release issued by the Department of Justice announcing its approval of this transaction is filed as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 7.  Financial Statements and Exhibits.

     (c) Exhibits

     99.1 Press Release issued by Registrant on February 26, 2001.

     99.2 Press Release issued by Department of Justice on February 23, 2001.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  March 9, 2001               UNIVERSAL FOODS CORPORATION
                                   (Registrant)

                                   By:  /s/ JOHN L. HAMMOND

                                        -------------------------
                                        Name:  John L. Hammond
                                        Title: Vice President, Secretary and
                                                  General Counsel


                                 EXHIBIT INDEX


99.1   Press Release issued by Registrant on February 26, 2001.

99.2   Press Release issued by Department of Justice on February 23, 2001.

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